Exhibit 99.1

  Lightspace Corporation Announces CFO Resignation; Successor to Be Named at a
                                   Later Date

    BOSTON--(BUSINESS WIRE)--Feb. 20, 2007--Lightspace Corporation, OTC Bulletin Board (LGTSU and LGTS), a developer of interactive entertainment and display technology, today announced that James C Louney, Lightspace Corporation's chief financial officer has resigned effective February 15, 2007.

    Until a successor is named, Mr. Louney's current responsibilities will be divided between Gary F. Florindo, Lightspace Corporation's president and chief executive officer, and Brian Batease, Lightspace Corporation's vice president of manufacturing and operations.

    "Mr. Louney was essential in bringing Lightspace to the public market and has been a great asset to our management team. For me personally, he has served as a trusted advisor as well as a knowledgeable and insightful executive. So I join our entire management team in saying we will miss him and we wish him success in his new career."

    "We will commence a successor process to fill the chief financial officer position. In the interim, we are extremely fortunate to have the depth in our management team to ensure a smooth transition," Mr. Florindo concluded.

    Formed in 2001, Lightspace transforms everyday surfaces into engaging, entertaining and interactive exercise, display, gaming and learning surfaces that are capable of responding to human touch. Lightspace provides illuminated interactive entertainment products to numerous industries including retail stores, family entertainment centers, health clubs, theme parks, fashion shows; nightclubs, special events and stage lighting & sound. For more information visit our website at http://www.lightspacecorp.com.

    Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are subject to risks and uncertainties that are described in the Company's registration statement filed with Securities and Exchange Commission.

    CONTACT: Lightspace Corporation
             Gary Florindo, 617-868-1700